Microsoft Word 11.0.6502;SUB-ITEM 77I



MFS Government Securities Fund, established new classes of shares and re-designated classes of shares as described in the Post-Effective Amendment No. 32 to the Registration Statement (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005 under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.